[Schulte Roth & Zabel LLP Letterhead]


                                         April 12, 2007


Robeco Investment Management, Inc.
909 Third Avenue
28th Floor
New York, New York  10022

Ladies and Gentlemen:

          We have acted as counsel to Robeco-Sage Triton Fund, L.L.C. (the "Fund"), a limited liability company organized under the laws of the State of Delaware, in connection with the registration of $250,000,000 of units of limited liability company interests in the Fund ("Units") under the Securities Act of 1933, as amended (the "1933 Act").

          In such capacity, we have reviewed the Fund's registration statement on Form N-2 under the 1933 Act and the Investment Company Act of 1940, as amended, and Pre-Effective Amendment No. 1 to such registration statement, each as filed by the Fund with the Securities and Exchange Commission (File No. 333-141079) (the "Registration Statement"). We are familiar with the actions taken by the Fund and its Board of Managers in connection with the organization of the Fund and the authorization, and the proposed issuance and sale of Units, including but not limited to the adoption of a resolution authorizing the issuance of Units in the manner described in the prospectus contained in the Registration Statement (the "Prospectus"). In addition, we have examined and are familiar with the Fund's certificate of formation and limited liability company agreement, as in effect on the date hereof, and such other documents as we have deemed relevant to the matters referred to in this opinion.

          We have examined such Fund records, certificates and other documents and reviewed such questions of law as we have considered necessary or appropriate for purposes of rendering this opinion. In our examination of such materials, we have assumed the genuineness of all signatures and the conformity to the original documents of all copies submitted to us. As to certain questions of fact material to our opinion, we have relied upon statements of officers of the Fund and upon representations of the Fund made in the Registration Statement.

          Based upon the foregoing, we are of the opinion that Units, when issued and sold in the manner described in the Prospectus, will be legally issued, fully paid and non-assessable.

          We are attorneys licensed to practice only in the State of New York. The foregoing opinion is limited to the Federal laws of the United States and the Limited Liability


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Robeco-Sage Triton Fund, L.L.C.
April 12, 2007
Page 2



Company Act of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

          We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to us as counsel to the Fund in the Prospectus.




                                    Very truly yours,


                                    /s/ Schulte Roth & Zabel LLP